Registration No. 33-53524



                       	SECURITIES AND EXCHANGE COMMISSION
                             	Washington, D.C.  20549

                                      	FORM S-8
                                  	AMENDMENT NO. 2
                              	REGISTRATION STATEMENT
                                       	Under
                            	THE SECURITIES ACT OF 1933
                        	___________________________________

                             	DYNATRONICS CORPORATION
               	(Exact name of issuer as specified in its charter)

             Utah									                            	87-0398434
(State or other jurisdiction of 					               (I.R.S. employer
incorporation or organization)					                identification no.)


                              7030 Park Centre Drive
                            Salt Lake City, Utah 84121
                     	(Address of principal executive offices)

                            	DYNATRONICS CORPORATION
                  	AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                            	(Full title of the plan)


                               Kelvyn H. Cullimore
                             Dynatronics Corporation
                             7030 Park Centre Drive
                           Salt Lake City, Utah  84121
                                 (801) 568-7000


                                   Copies to:
                             Kevin R. Pinegar, Esq.
                       Durham, Evans, Jones & Pinegar, P.C.
                         50 South Main Street, Suite 850
                           Salt Lake City, Utah  84144
                                  (801) 538-2424

(Name, address and telephone number, including area code, of agent for service)

[CAPTION]

                        CALCULATION OF REGISTRATION FEE

Title of		             Proposed Maximum	        Proposed Maximum
Securities		           Amount to be		           Offering Price		          Aggregate	                   Amount of
to be Registered	      Registered		             Per Share (1)		           Offering Price (1)           Registration Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock,
no par value              1,500,000                   $2.50                  $3,750,000                 $1,042.50


(1) Estimated pursuant to Rule 457(h) for the purpose of calculating the registration fee. With respect to the 1,500,000 shares being registered, for which the exercise price is not known, the offering price and registration fee have been calculated on the basis of the closing price per share reported on the NASD Automated Quotation System on December 3, 1998.

     The Registrant incorporates by reference the contents of the Registration Statements on Form S-8, File no. 33-53524, effective October 9, 1992, as amended on January 16, 1996 (the "Registration Statement").

     This Amendment is filed for the sole purpose of registering a total of 1,500,000 additional shares of the Registrant's Common Stock, no par value, increasing the aggregate number of shares originally registered under the Registration Statement. The total number of shares of Common Stock available to be issued pursuant to options granted and exercised under the Plan is now 2,500,000. The amendment effecting the increase in the number of shares available for issuance pursuant to the Amended and Restated Plan was approved by the shareholders of the Company at its Annual Meeting of Shareholders on November 17, 1998. Other than the increase in the aggregate number of shares authorized for issuance pursuant to the plan, there were no changes or modifications to the Plan.

Item 8. Exhibits


Exhibit No.             Description of Exhibit

4.1	      Form of certificate for Dynatronics Laser Corporation common stock, no par value, incorporated by reference to Exhibit 3 to Registrant's Registration Statement on Form S-1 (Reg. No. 2-85045) filed July 8, 1983.

4.2	      Articles of Incorporation dated April 29, 1982 incorporated by reference to Exhibit 2 to Registrant's Registration Statement on Form S-1 (Reg. No. 2-85045) filed July 8, 1983.

4.3	      Articles of Amendment dated November 21, 1988.

4.4	      Bylaws, incorporated by reference to Exhibit 2 to Registrant's
          Registration Statement on Form S-1 (Reg. No. 2-85045) filed July 8, 1983.

4.5	      Dynatronics Corporation Amended and Restated 1992 Stock Option Plan
          effective November 28, 1995 (previously filed).

5	        Opinion of Counsel (including consent).

24.1	     Consent of KPMG Peat Marwick LLP, independent certified public accountants.

24.2	     Consent of Counsel (included in Exhibit 5).

25	       Power of Attorney (included as part of Signature Page to the
          Registration Statement).
_____________________________________________

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on December 11, 1998.


                                     DYNATRONICS CORPORATION

                                     By /s/ Kelvyn H. Cullimore, Jr.
                                     --------------------------------
                                     Kelvyn H. Cullimore, Jr.
                                     President and Chief Executive Officer

                            POWER OF ATTORNEY

     We the undersigned officers and directors of Dynatronics
Corporation, hereby severally constitute Kelvyn H. Cullimore, Jr. and Larry K. Beardall, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering the common stock of Dynatronics Corporation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     WITNESS our hands on the 11th day of December, 1998.

        Signature					                  Title


/s/ Kelvyn H. Cullimore 		         Chairman of the Board
------------------------
Kelvyn H. Cullimore

/s/ Kelvyn H. Cullimore, Jr.		     President and Director
-----------------------------		    (Principal Executive
Kelvyn H. Cullimore, Jr.		         Officer)

/s/ Larry K. Beardall			           Director and
-----------------------------		    Executive Vice President
Larry K. Beardall

/s/ John L. Hales                  Chief Financial Officer
-----------------------------		    (Principal Financial
John L. Hales				                  and Accounting Officer)


                                   Director
-----------------------------
E. Keith Hansen, M.D.

/s/ V. LeRoy Hansen			             Director
-----------------------------
V. LeRoy Hansen

/s/ Joseph H. Barton
-----------------------------		    Director
Joseph H. Barton

/s/ Howard L. Edwards
-----------------------------		    Director
Howard L. Edwards

                            EXHIBIT INDEX



Exhibit No.           Description of Exhibit                    Page

4.1            Form of certificate for Dynatronics Laser    Incorporated by
               Corporation common stock, no par value       reference


4.2            Articles of Incorporation dated April 29,    Incorporated by
               1982, as amended                             reference


4.3            Articles of Amendment dated November 21,     Incorporated by
               1988.                                        reference


4.4            Bylaws, as amended                           Incorporated by
                                                            reference


4.5            Dynatronics Corporation Amended and          Previously
               Restated 1992 Stock Option Plan effective    filed
               November 28, 1995

5.1            Opinion of Counsel (including consent).      Filed herewith



23.1           Consent of KPMG Peat Marwick LLP,            Filed herewith
               independent certified public accountants.


23.2           Consent of Counsel                           See Exhibit 5



24             Power of Attorney                            See signature page